SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 12, 2015, Land & Buildings Investment Management, LLC and its affiliates (collectively, "Land & Buildings") issued a press release (the "Press Release") detailing reasons for shareholders of MGM Resorts International ("MGM") to replace Robert Baldwin as a member of MGM's board of directors. A copy of the Press Release is filed herewith as Exhibit 1.

Also on May 12, 2015, Land & Buildings posted the following reference to the Press Release to the "Press Releases" page of http://www.RestoreMGM.com:

Land and Buildings Makes Case For Replacing Long-Tenured MGM Board Member Robert Baldwin By Voting on the GOLD Proxy Card	May 12, 2015